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                                                                    EXHIBIT 4.12

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                                ESCROW AGREEMENT

Escrow Agreement made this              day of             2004 between

(1)   BAM! ENTERTAINMENT INC., a Delaware corporation ("BAM");

(2) The persons listed in Schedule 1 to this Agreement (the "VIS SHAREHOLDERS AND THE SOED SHAREHOLDERS"); and

(3)   THE BANK OF NEW YORK ("ESCROW AGENT").

(4)   ALEXANDER GORDON CATTO ("VIS REPRESENTATIVE")

                                    RECITALS

WHEREAS, each of BAM, on the one hand, and the VIS Shareholders and SOED Shareholders, on the other hand, have requested security for performance of certain of the undertakings of the other pursuant to the VIS Deed of Warranty, the SOED Deed of Warranty, BAM Warranties (all of which expressions are defined in the Recommended Offer by BAM! Entertainment, Inc. to acquire the entire issued share capital of VIS entertainment limited dated 24 March 2004 (the "Offer Document")) and in respect of the Post Closing Adjustment (as defined below), which Escrow Agent is agreeable to facilitate under the terms hereof;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the parties hereto agree as follows:

1     APPOINTMENT.

      BAM, the VIS Shareholders and SOED Shareholders each hereby appoint the Escrow Agent to act as escrow holder for the BAM Warranty Escrow Account, the Warranty Escrow Account and the Net Equity Escrow Account (each as hereinafter defined) under the terms hereof. The Escrow Agent hereby accepts such appointment and agrees to act as escrow holder for the BAM Warranty Escrow Account, the Warranty Escrow Account and the Net Equity Escrow Account in accordance with the terms hereof.

2     ESCROW DEPOSITS.

      (a) On the date of Completion (as defined in the Offer Document) the VIS Shareholders and the SOED Shareholders hereby direct BAM and BAM agrees to deposit with Escrow Agent an original stock certificate in the name of "The Bank of New York", as "Escrow Agent", for Seven hundred and fifty thousand (750,000) BAM Shares (the "Warranty Escrow Shares") (the number of BAM shares represented by the certificate, as reduced in accordance with the terms hereof, the "Warranty Escrow Account") constituting a portion of the BAM Consideration Shares to be issued by BAM to the B Shareholders (or other VIS Shareholders as appropriate) under the Offer (375,000 BAM Shares) and a portion of the BAM SOED Shares to be issued to, or as may be directed by, the SOED Shareholders under the SOED SPA (375,000 BAM Shares). The Escrow Agent shall hold the Warranty Escrow Shares in trust for the relevant B Shareholders (or other VIS Shareholders) and SOED Shareholders (and any other persons as directed by the SOED Shareholders to the VIS Representative (as appropriate)) in accordance with the terms hereof (in each case as notified in writing to the Escrow Agent by the VIS Representative).

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      (b)   On the date of Completion the VIS Shareholders and the SOED
            Shareholders hereby direct BAM and BAM shall deposit with Escrow Agent an original stock certificate in the name of "The Bank of New York" as Escrow Agent for four hundred and fifty thousand (450,000) BAM Shares ("the Net Equity Escrow Shares") (the number of BAM Shares represented by the certificate, as reduced in accordance with the terms hereof, the "Net Equity Escrow Account" constituting a portion of the BAM Consideration Shares to be issued to the B Shareholders (or other VIS Shareholders as appropriate) under the Offer (225,000 BAM Shares) and a portion of the BAM SOED Shares to be issued to, or as may be directed by, the SOED Shareholders under the SOED SPA (225,000 BAM Shares). The Escrow Agent shall hold the Net Equity Escrow Shares in trust for the relevant B Shareholders (or other VIS Shareholders (as appropriate)) and SOED Shareholders (and any other persons as directed by the SOED Shareholders to the VIS Representative) in accordance with the terms hereof in each case as notified in writing to the Escrow Agent by the VIS Representative.

      (c) On the date of Completion, BAM shall deposit with Escrow Agent an original stock certificate in the name of "The Bank of New York as Escrow Agent" for Seven Hundred Fifty Thousand (750,000) BAM Shares (the number of BAM Shares represented by the certificate, as reduced in accordance with the terms hereof, the "BAM Warranty Escrow Account").

      (d) The Escrow Agent shall deposit the BAM Warranty Escrow Account, the Warranty Escrow Account and the Net Equity Escrow Account in three separate accounts established at the offices of Escrow Agent. The settlement date (the "Indemnity Settlement Date") in respect of claims over the BAM Shares in the Warranty Escrow Account and the BAM Warranty Escrow Account as referred to herein shall be such date which is the later of (i) 12 months from the date of Completion and
            (ii) the date of the resolution of any Contests as that term is defined herein (the "Claim Period").

3     POST CLOSING STATEMENTS.

      (a) BAM shall procure that VIS, at the expense of BAM, shall cause to be delivered to Alexander Gordon Catto (the "VIS Representative"), as soon as practicable after March 31, 2004, but in any event within 45 days after the date of Completion, (i) consolidated financial statements for VIS and its subsidiaries and also including the combined effect of SOED dated as at close of business on March 31 2004 prepared in accordance with accounting principles generally accepted in the United Kingdom consistently applied ("UK GAAP") and on a basis consistent with the methods used to prepare the audited consolidated balance sheet and profit and loss account of VIS and its subsidiaries for the financial year ended on November 30, 2002, subject to the provisions set forth in the Appendix annexed to this Agreement ("March 31 2004 Accounts"); (ii) an consolidated cash flow statement of VIS and its subsidiaries also combining SOED for the period starting January 1, 2004 and ending March 31, 2004 (the "Cash Flow Statement"), (iii) a statement setting forth the calculation of the consolidated net equity of VIS and its subsidiaries also combining SOED as at March 31 2004 (the "Adjusted Closing Net Equity Statement"), as derived from the March 31, 2004 Accounts, (iv) the calculation of the Post Closing Adjustment (as defined below). VIS shall use its best endeavours to deliver to BAM within 15 Business Days of Completion at the expense of VIS the audited consolidated balance sheet and profit and loss account of VIS and its subsidiaries for the financial year ended on November 30, 2003. The March 31 2004 Accounts and the Adjusted Closing Net Equity Statement shall be prepared and calculated in accordance with the provision of the Appendix annexed to this Agreement. The "Post Closing Adjustment" shall be an amount

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             equivalent to the amount by which the Adjusted Closing Net Equity is less than the Adjusted Estimated Net Equity (as defined in the Appendix).

      (b) During the 30 Business Days immediately following the receipt by the VIS Representative of the calculation of the Post Closing Adjustment (the "Review Period"), the VIS Representative shall review or cause its independent accountants to review the March 31 2004 Accounts and Adjusted Closing Net Equity Statement and the calculation of the Post Closing Adjustment, for which purpose BAM shall use its reasonable endeavours to procure that SOED and VIS, the subsidiaries of VIS and the auditors of VIS and its subsidiaries shall give the VIS Representative and its independent accountants reasonable access during normal business hours and upon giving 24 hours prior notice, to all books, records and other materials and information used in the preparation of the March 31 2004 Accounts. Adjusted Closing Net Equity Statement and the calculation of the Post Closing Adjustment and shall use reasonable endeavours to cooperate with the VIS Representative to enable it to complete its review. The VIS Representative shall notify BAM and the Escrow Agent in writing prior to the expiration of the Review Period if the VIS Representative disagrees with the March 31 2004 Accounts, Adjusted Closing Net Equity Statement and the calculation of the Post Closing Adjustment (the "Notice of Disagreement"), setting forth in reasonable detail the disputed item or items and the basis for the VIS Representative's disagreement. If no Notice of Disagreement is issued to BAM and the Escrow Agent prior to the expiration of the Review Period, then the March 31 2004 Accounts and Adjusted Closing Net Equity Statement and the calculation of the Post Closing Adjustment shall be deemed to have been accepted by the VIS Representative and shall become final and binding upon the parties.

      (c) During the 30 Business Days immediately following the delivery of a Notice of Disagreement (if any) (the "Consultation Period"), the
            VIS Representative and BAM shall seek in good faith to resolve any differences that they may have with respect to the matters specified in the Notice of Disagreement. If at the end of the Consultation Period the VIS Representative and BAM have been unable to resolve all differences that they may have with respect to the matters specified in the Notice of Disagreement, the VIS Representative and BAM shall submit all matters that remain in dispute with respect to the Notice of Disagreement to a firm of independent accountants, jointly selected by the VIS Representative and BAM and in the event of failure to agree within 7 Business Days after the last day of the Consultation Period, such firm shall be appointed by the President of the Institute of Chartered Accountants of Scotland on the application of either party. BAM and the VIS Representative shall be entitled to make such representation and provide such information and reports to the independent accountant within 20 Business Days of the date of agreement, or, if later, determination of the identity of the independent accountants. BAM and the VIS Representative shall use their respective reasonable endeavours to procure that the independent accountant issues his ruling within 40 Business Days after the matter is submitted to him for consideration. The determinations made by such independent accountants shall be set out in a notice ("the Accountant Determination Notice") and shall be final and binding (save in the case of manifest error) on the parties for purposes of calculating the Post Closing Adjustment. The Accountant Determination Notice shall be delivered to BAM, the VIS Representative and the Escrow Agent within 10 Business Days after the date of determination by said independent accountants. Such firm of independent accountants shall act as experts and not as arbiters.

      (d) The costs of the independent accountant shall be borne as directed by him, or in the event of failure to direct, equally between (a) BAM and (b) the SOED

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            Shareholders and the B Shareholders (or other VIS Shareholders, as appropriate). In relation to any share of the costs to be borne by the SOED Shareholders and the B Shareholders (or other VIS Shareholders, as appropriate) or any other reasonable costs properly incurred by the VIS Representative, such costs shall be payable by BAM and such number of the Net Equity Escrow Shares as are equivalent (by reference to the BAM Share Fair Market Value (as defined below)) to the value of this share of the independent accountants costs or any other reasonable costs properly incurred by the VIS Representative shall be upon written notice from BAM released by the Escrow Agent from the Net Equity Escrow Account and returned to and cancelled by BAM.

      (e) If the amount of the Post Closing Adjustment is an amount in excess of L100,000, the Escrow Agent shall within 10 Business Days after its receipt of the final determination or Accountant Determination Notice of the Post Closing Adjustment, deliver to BAM the original stock certificates constituting the Net Equity Escrow Account whereupon BAM shall cancel it and BAM shall issue to the Escrow Agent a stock certificate for the remaining balance of the Net Equity Escrow Shares after deduction of such Net Equity Escrow Shares having a BAM Share Fair Market Value equal to the Post Closing Adjustment up to a maximum of the Net Equity Escrow Shares. The Escrow Agent shall then deliver the remaining balance of the Net Equity Escrow Shares (if any) to American Stock Transfer and Trust Company (the "Exchange Agent") with instructions to disburse:

            (i) 50% of the Net Equity Escrow Shares remaining in the Net Equity Escrow Account to the B Shareholders (notwithstanding that such B Shares may have converted into A Shares following, the date of issue of the Offer Document) (or other VIS Shareholders as appropriate) as may be notified in writing to the Escrow Agreement by the VIS Representative; and

            (ii) 50% of the Net Equity Escrow Shares remaining in the Net Equity Escrow Account to the SOED Shareholders (or as may be directed by the SOED Shareholders to the VIS Representative) as notified in writing to the Escrow Agent by the VIS Representative.

      (f) If the Adjusted Closing Net Equity is greater than the Adjusted Estimated Net Equity or if the Post Closing Adjustment is less than L100,000, there shall be no adjustment and within 10 Business Days of receipt of the final determination or Accountant Determination Notice of the amount of the Post Closing Adjustment, the Escrow Agent shall deliver the remaining balance of the Net Equity Escrow Shares (less any costs of an independent accountant allocated to the SOED Shareholders and the B Shareholders (or other VIS Shareholders as appropriate) and any reasonable costs properly incurred by the VIS Representative) to the Exchange Agent with instructions to disburse:

            (i) 50% of the Net Equity Escrow Shares remaining in the Net Equity Escrow Account to the B Shareholders (notwithstanding that such B Shares may have converted into A Shares following the date of issue of the Offer Document) (or other VIS Shareholders as appropriate) as may be notified in writing to the Escrow Agent by the VIS Representative; and

            (ii) 50% of the Net Equity Escrow Shares remaining in the Net Equity Escrow Account to the SOED Shareholders (or as may be directed by the SOED Shareholders to the VIS Representative) as notified in writing to the Escrow Agent by the VIS Representative.

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      (g)   In respect of any adjustment under this Clause 3 any fractions of
            BAM Shares will be rounded to the nearest even number of BAM Shares and in the event that the number of BAM Shares representing the Post Closing Adjustment is an exact odd number, that number shall be reduced to the nearest even number of BAM Shares.

4     WARRANTY ESCROW SHARES

      (a) The cost of the premium for any warranty insurance (if any) obtained by BAM with the agreement of the VIS Representative (not to be unreasonably withheld or delayed) and any other associated costs in respect of claims under the VIS Deed of Warranty and the SOED Deed of Warranty shall be borne by BAM but a whole number of Warranty Escrow Shares (calculated by reference to the BAM Share Fair Market Value), equivalent to the aggregate of the cost of such insurance premium and other associated costs (rounded down to the nearest whole number of Warranty Escrow Shares) shall upon written notice from BAM (providing confirmation of the amount and payment of such premium and costs has been provided in writing to the VIS Representative) be released by the Escrow Agent from the Warranty Escrow Account and returned to BAM for cancellation.

      (b) If any proceeding is threatened or instituted or any claim or demand shall be asserted by any person in respect of which a payment may be sought by BAM for breach of any of the warranties, indemnities, covenants or undertakings contained within either the VIS Deed of Warranty or the SOED Deed of Warranty (an "Indemnity Claim") BAM shall promptly cause written notice of the assertion of any such Indemnity Claim of which it has knowledge which is covered by the warranties, indemnities, covenants and undertakings contained in either of the VIS Deed of Warranty or the SOED Deed of Warranty (each an "Indemnity Claim Notice") to be forwarded to the VIS Representative and the Escrow Agent. Each Indemnity Claim Notice in respect of any breach of the warranties, indemnities, covenants and undertakings contained in either the VIS Deed of Warranty or the SOED Deed of Warranty shall state specifically:

            (i) the warranty, indemnity, covenant or undertaking with respect to which the Indemnity Claim is made;

            (ii) the facts giving rise to an alleged basis for the Indemnity Claim;

            (iii) the US Dollar amount of the loss asserted against the Warranty
                  Escrow Shares by reason of the Indemnity Claim ("the Loss");
                  and

            (iv) the number of the Warranty Escrow Shares calculated on the basis of the BAM Share Fair Market Value required to satisfy the Loss.

      (c) Within 30 Business Days of receipt of the Indemnity Claim Notice, the VIS Representative shall deliver to BAM, a notice ("Objection Notice") stating it intends to contest the indemnification obligation under either the VIS Deed of Warranty or the SOED Deed of Warranty as the case may be (a "Contest") or to accept liability thereunder, a copy of such Objection Notice also being sent by the VIS Representative to the Escrow Agent. If the VIS Representative does not give an Objection Notice within that 30 Business Day period, the VIS Representative will be deemed to accept liability as it relates to the Warranty Escrow Shares. In such event BAM will deliver a notice ("Claim Payment Notice") to the Escrow Agent that there is a determination of liability with respect to the subject of the Indemnity Claim. A copy of the letter from the VIS Representative accepting liability, if any, must be sent to the Escrow Agent together with the Claim

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            Payment Notice or if no response has been received, the Claim
            Payment Notice must include reference to the fact that no response has been received and demonstrating effective service of the Indemnity Claim Notice on the VIS Representative. The Escrow Agent shall thereupon decrease the number of Warranty Escrow Shares retained in the Warranty Escrow Account by an amount equivalent to the amount in the Claim Payment Notice calculated on the basis of the BAM Share Fair Market Value, rounded down to the nearest whole number of Warranty Escrow Shares.

      (d) If the VIS Representative on behalf of the VIS Warrantors and SOED Warrantors gives a timely Objection Notice to the Escrow Agent and BAM then:

            (i) the Escrow Agent shall not take any further action with respect to the Indemnity Claim Notice except as provided in this Agreement; and

            (ii) within 30 Business Days of the receipt thereof BAM and the VIS Representative will select an independent expert being Senior Counsel of not less than 10 years experience to determine the dispute under English law ("Independent Expert").

      (e) The Independent Expert shall be selected by the mutual agreement of BAM and the VIS Representative. If the parties cannot agree on the identity of the Independent Expert within 10 Business Days of the date of an Objection Notice then an appropriate expert will be determined by the President of the Law Society of England and Wales. The decision of the Independent Expert shall be final and binding on the parties save in the case of manifest error and the costs of the Independent Expert shall be home as directed by him or, in the event of failure to direct, equally between (a) BAM and (b) the SOED Shareholders, and the holders of the B Shares (or other VIS Shareholders, as appropriate). In relation to any share of the costs to be borne by the SOED Shareholders and the B Shareholders (or other VIS Shareholders, as appropriate) such costs together with any other reasonable costs properly incurred by the VIS Representative shall be payable by BAM but such number of the Warranty Escrow Shares (calculated on the basis of the BAM Share Fair Market Value) as are equivalent to the value of this share of the Independent Expert's costs together with any other reasonable costs properly incurred by the VIS Representative shall be released by the Escrow Agent from the Warranty Escrow Account and returned to and cancelled by BAM. BAM and the VIS Representative shall be entitled to make such representation and provide such information and reports to the Independent Expert within 20 Business Days of the date of agreement or, if later, determination of the identity of the Independent Expert. BAM and the VIS Representative shall use their respective reasonable endeavours to procure that the Independent Expert issues his ruling within 40 Business Days after the matter is submitted to him for consideration. The Independent Expert shall determine whether BAM has a reasonable basis of success in respect of the Indemnity Claim on the balance of probabilities and, if so, an amount of the estimate of the Indemnity Claim considered by the Independent Expert which BAM might reasonably be expected to receive. If the decision of the Independent Expert is in favour of BAM so that there is a determination of Loss, BAM will deliver a notice ("Independent Expert Notice") to the VIS Representative and the Escrow Agent together with a copy of the report of the Independent Expert stating that:

            (i) there is a determination of liability pursuant to this Clause 4; and

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            (ii)  the liability of the VIS Warrantors and the amount to be recovered therefrom in order to satisfy the Loss (up to a maximum aggregate amount of L100,000): and then

            (iii) the number of Warranty Escrow Shares (calculated on the basis of the BAM Share Fair Market Value) included in the Warranty Escrow Account required to satisfy the remainder of the Loss.

      (f) Upon receipt of the Independent Expert Notice the Escrow Agent shall decrease the number of Warranty Escrow Shares by an amount equivalent to the amount in the Independent Expert Notice calculated on the basis of the BAM Share Fair Market Value rounded down to the nearest whole number of Warranty Escrow Shares.

      (g) Whenever an Indemnity Claim is to he paid by the Escrow Agent pursuant to this Clause 4, the Escrow Agent shall within 10 Business Days after its receipt of an Independent Expert's Notice, deliver to BAM the original stock certificates constituting the Warranty Escrow Shares whereupon BAM shall cancel it and BAM shall issue to the Escrow Agent a stock certificate for the remaining balance of the Warranty Escrow Shares after deduction of such number of Warranty Escrow Shares as equates to the amount of Loss determined in the Independent Expert Notice.

      (h) Within 10 Business Days after the Indemnity Settlement Date the Escrow Agent shall deliver the certificate representing the balance of the Warranty Escrow Shares remaining after settlement of Indemnity Claims to the Exchange Agent with instructions to disburse:

            (i) 50% of the Warranty Escrow Shares remaining in the Warranty Escrow Account to the B Shareholders (notwithstanding that such B Shares may have converted into A Shares following the date of issue of the Offer Document) (or other VIS Shareholders as appropriate) as may be notified in writing to the Escrow Agent by the VIS Representative; and

            (ii) 50% of the Warranty Escrow Shares remaining in the VIS Warranty Escrow Account to the SOED Shareholders (or as may be directed by the SOED Shareholders to the VIS Representative) as notified in writing to the Escrow Agent by the VIS Representative.

      (j) In respect of any adjustments under this clause 4 any fractions of BAM Shares will be rounded down to the nearest whole number of BAM Shares and the decision of the Escrow Agent as to the allocation on this basis shall be final and binding on the holders of the B Shares (or other VIS Shareholders, as appropriate) and the SOED Shareholders.

5     BAM WARRANTY ESCROW SHARES

      (a) BAM has agreed to grant certain warranties, indemnities, undertakings and covenants in respect of BAM as set out in Appendix V of the Offer Document to provide comfort to the holders of the VIS Shares and SOED Shares ("BAM Warranties"). In order to provide security for claims for breach of the BAM Warranties. BAM has agreed that 750,000 BAM Shares which do not form part of the BAM Consideration Shares or the BAM SOED Shares shall be deposited with the Escrow Agent ("BAM Warranty Escrow Account") until the Indemnity Settlement Date.

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      (b)   The 750,000 BAM Shares deposited with the Escrow Agent shall be referred to as the BAM Warranty Escrow Shares.

      (c) If any claim or demand shall be asserted by the VIS Representative for breach of any of the BAM Warranties (a "BAM Warranty Claim") during the Claim Period, the VIS Representative shall cause written notice of the assertion of any such BAM Warranty Claim of which it has knowledge (each a "BAM Indemnity Claim Notice") to be forwarded to BAM and the Escrow Agent. Each BAM Indemnity Claim Notice in respect of any breach of the BAM Warranties shall state specifically:

            (i) the warranty, indemnity, covenant or undertaking with respect to which the BAM indemnity Claim is made;

            (ii) the facts giving rise to an alleged basis for the BAM Warranty Claim;

            (iii) the US Dollar amount of the loss asserted against the BAM
                  Warranty Escrow Shares by reason of the BAM Warranty Claim ("the Loss"); and

            (iv) the number of the BAM Warranty Escrow Shares calculated on the basis of the BAM Share Fair Market Value required to satisfy the Loss.

      (d) Within 30 Business Days of the receipt of a BAM Indemnity Claim Notice, BAM shall deliver to the VIS Representative and the Escrow Agent, a notice ("Objection Notice") stating it intends to contest the indemnification obligation under the BAM Warranties (a "Contest") or to accept liability thereunder. If BAM does not give an Objection Notice within that 30 Business Day period, BAM will be deemed to accept liability as it relates to such BAM Warranty Claim. In such event the VIS Representative will deliver a notice ("Claim Payment Notice") to the Escrow Agent and BAM that there is a determination of liability with respect to the subject of the BAM Warranty Claim. A copy of the letter from BAM accepting liability, if any, must be sent to the Escrow Agent together with the Claim Payment Notice; or, if no response has been received, the Claim Payment Notice must include reference to the fact that no response has been received and demonstrate effective service of the BAM Indemnity Claim Notice on BAM. The Escrow Agent shall thereupon adjust the number of BAM Warranty Escrow Shares retained in the BAM Warranty Escrow Account by the amount of the claim set out in the BAM Indemnity Claim Notice calculated on the basis of the BAM Share Fair Market Value, rounded down to the nearest whole number of BAM Warranty Escrow Shares.

      (e) If BAM gives a timely Objection Notice to the Escrow Agent and the VIS Representative, then:

            (i) the Escrow Agent shall not take any further action with respect to the BAM Indemnity Claim Notice except as provided in this Agreement;

            (ii) within 30 Business Days of the receipt thereof BAM and the VIS Representative will select arbitrators and submit the dispute to binding arbitration in California; and

            (iii) The arbitrators shall be selected by the mutual agreement of
                  BAM and the VIS Representative, If BAM and the VIS Representative cannot agree on the arbitrator, then each may select one arbitrator and the two designated arbitrators shall select the third arbitrator. If the third

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                                                                          PAGE 9

                  arbitrator can not be agreed upon, the President of the American Arbitration Association shall select the third arbitrator. A decision by the individual arbitrator or a majority decision by the three arbitrators shall be final and binding upon the parties. Such arbitration shall follow the International Arbitration Rules of the American Arbitration Association and must be resolved by the arbitrators within thirty (30) Business Days after the matter is submitted to arbitration. If the arbitration is ruled favourably for the B Shareholders and/or the SOED Shareholders so that there is a determination of Loss under the BAM Warranties, the VIS Representative will deliver a Notice ("Arbitration Award Notice") to the Escrow Agent stating that: (a) there is a determination of liability and (b) the number of BAM Warranty Escrow Shares included in the BAM Warranty Escrow Account required to satisfy the Loss (calculated on the basis of the BAM Share Fair Market Value). Upon receipt of the Arbitration Award Notice, Escrow Agent shall decrease the BAM Warranty Escrow Shares by an amount equivalent to the amount in the Arbitration Award Notice calculated on the basis of the BAM Share Fair Market Value rounded down to the nearest whole number of BAM Warranty Escrow Shares.

      (f) Whenever a BAM Warranty Claim is to be paid by the Escrow Agent to the VIS Shareholders and the SOED Shareholders, the Escrow Agent shall, within 10 Business Days after its receipt of the earlier of agreement of any claim or an Arbitration Award Notice, deliver to BAM the original stock certificates constituting the BAM Warranty Escrow Shares whereupon BAM shall

            (i) reissue a certificate to the Escrow Agent representing the number of BAM Warranty Escrow Shares representing the amount of the Loss to be paid (calculated on the basis of the BAM Share Fair Market Value); and

            (ii) shall forthwith return to the Escrow Agent a stock certificate for the remaining balance of those shares to be held as the BAM Warranty Escrow Shares. For the purpose of calculating the number of BAM Warranty Escrow Shares required to satisfy the Loss, the Escrow Agent shall use an assumed price per share calculated by reference to the BAM Share Fair Market Value.

      (g) Save to the extent BAM Warranty Claims are pending or in dispute at the Indemnity Settlement date, within 10 Business Days after the Indemnity Settlement Date the Escrow Agent shall deliver the certificate representing the balance of the BAM Warranty Escrow Shares remaining after the settlement of BAM Warranty Claims (if any) to BAM for cancellation or retention as appropriate.

      (h) Within 5 Business Days of the Escrow Agent receiving the certificate representing the BAM Warranty Shares set forth in Section 5(f)(i) above, the Escrow Agent shall deliver such certificate representing the number of BAM Warranty Escrow Shares representing the amount of the Loss to the Exchange Agent with instructions to disburse such BAM Warranty Escrow Shares amongst the VIS Shareholders and the SOED Shareholders as directed in writing to the Escrow Agent by the VIS Representative. This BAM Warranty Escrow Shares issued in settlement of BAM Warranty Claims shall be allocated amongst the VIS Shareholders and SOED Shareholders as directed in writing by the VIS Representative.

      (i) In respect of any adjustments under this clause 5 any fractions of BAM Shares will be rounded down to the nearest whole number of BAM Shares and the decision of the Escrow Agent as to the allocation on this basis shall be final and binding on the holders of the VIS Shares and SOED Shareholders.

      (j) Claims for breach of the VIS Deed of Warranty and/or the SOED Deed of Warranty may be offset against claims for breach of the BAM Warranties and vice versa.

      (k) BAM undertakes to file a registration statement with the Securities and Exchange Commission to register all BAM Warranty Escrow Shares released from the BAM Warranty Escrow Account to VIS Shareholders and SOED Shareholders within 30 days of the relevant settlement date which shall be freely transferable subject to the terms of the Lock Up Agreement.

6     PARTICIPATION OF ALL VIS SHAREHOLDERS

      Notwithstanding any other provision of this document if the value of the BAM Consideration Shares at Completion (and as set out in the letter from the Chairman of VIS accompanying the Offer Document) is sufficient to allow at least the 20% IRR calculated in accordance with the articles of association of VIS to be received by the holders of the B Shares under the Offer (with not less than 45,000 BAM Consideration Shares being available to the holders of the Ordinary and A Shares) the escrow arrangements will be adjusted to reflect the participation of all VIS Shareholders, and not just holders of B Shares in the BAM Consideration Shares and any participation of the VIS Shareholders shall be notified in writing to the Escrow Agent by the VIS Representative in accordance with this Agreement.

7     VIS REPRESENTATIVE

      (a) The VIS Representative shall not be responsible for any of the warranties, indemnities, covenants or undertakings contained in the VIS Deed of Warranty, the SOED Deed of Warranty or in respect of the BAM Warranties or for the performance of any agreements, except the performance of its express duties under this Escrow Agreement.

      (b) The VIS Representative shall not be bound by any notice of or any demand with respect to any waiver, modifications, amendments or rescission of this Escrow Agreement, unless in writing and signed by BAM and the VIS Representative. No amendment or modification of the Offer, the SOED SPA, the VIS Deed of Warranty, the SOED Deed of Warranty or the BAM Warranties shall affect the rights or duties of Escrow Agent hereunder, unless the prior written consent of the VIS Representative shall have been obtained.

      (c) The VIS Representative shall not be liable to anyone whatsoever by any reason of error of judgment or for any act done or step taken or omitted by them in good faith or for any mistake of fact or law or for anything which they may do or refrain from doing in connection herewith unless caused by or arising out of their own gross negligence or fraud. In no event shall the VIS Representative be liable for any indirect, special, consequential damages, or punitive damages.

      (d) The VIS Representative shall not owe any duty of care to the B Shareholders (or any of the VIS Shareholders) or the SOED Shareholders in respect of the operation of the Warranty Escrow Account, the BAM Warranty Escrow Account and the Net

            Equity Escrow Account and the pursuit and defense of claims under the VIS Deed of Warranty, SOED Deed of Warranty and BAM Warranties, as appropriate. No responsibility or liability or right of action will lie against the VIS Representative in this regard and the VIS Representative shall take such action to pursue or defend any claim as he sees fit in his absolute discretion. The VIS Representative shall in his sole discretion determine whether it is reasonable to pursue any claim for breach of the BAM Warranties and any decision to pursue or not to pursue a claim under the BAM Warranties by the VIS Representative shall be final and binding on all of the B Shareholders (and any other VIS Shareholders) and the SOED Shareholders.

      (e) In the event that the VIS Representative determines that it would be appropriate to pursue a claim for breach of the BAM Warranties, the pursuit of such claim shall be conditional on appropriating funding for the costs and anticipated costs of such pursuit to be paid by any or all of the B Shareholders (and any other VIS Shareholders) and the SOED Shareholders. The VIS Representative shall, as soon as practicable, notify the B Shareholders (and any other VIS Shareholders as appropriate) and the SOED Shareholders of its intention to pursue a claim for breach of the BAM Warranties and the amount or expected amount of the costs of pursuing such a claim and requesting that any B Shareholder (and any other VIS Shareholders) or SOED Shareholder who wishes to participate in such pursuit and therefore benefit from any BAM Warranty Escrow Shares to be issued on settlement of any claim under the BAM Warranties. Only B Shareholders (and any other VIS Shareholders) and SOED Shareholders who contribute towards the costs of pursuit of a claim for breach of the BAM Warranties shall be entitled to receive any BAM Warranty Escrow Shares to be issued if such pursuit is successful. Any such BAM Warranty Escrow Shares shall be allocated to B Shareholders (and any other VIS Shareholders) and SOED Shareholders who have contributed towards the costs of pursuit, in proportion to their contribution towards the costs. Failure to receive any notice requesting payment of a contribution or inadvertent failure to issue such a notice to any of the B Shareholders (and any other VIS Shareholders) and SOED Shareholders shall not give a right of action against the VIS Representative nor invalidate the pursuit of any breach of the BAM Warranties or the allocation of any BAM Warranty Escrow Shares to be issued if such claim is successful.

      (f) The holders of the B Shares and the SOED Shares shall be entitled to remove the VIS Representative and appoint another person as the VIS Representative in place of the VIS Representative by notice in writing to the VIS Representative (copied to each of BAM and the Escrow Agent) signed by or on behalf of the holders of 75% of the B Shares and the SOED Shares, with the whole of the B Shares contributing to 50% of such calculation and the whole of the SOED Shares contributing to the other 50% of such calculation, pro rata to the number of B Shares and SOED Shares as appropriate contained within each such proportion.

8     RESIGNATION/REMOVAL

      Escrow Agent shall have the right in its discretion, to withdraw and resign as escrow agent by giving written notice to BAM at least thirty
      (30) days in advance of the effective date of such resignation. Escrow Agent may be removed and replaced by another escrow agent at any time by written agreement of BAM and the VIS Representative. Escrow Agent shall deliver over to the successor escrow agent, the Warranty Escrow Shares, Net Equity Escrow Shares and the BAM Warranty Escrow Shares (or the balance thereof) and, upon such delivery, shall thereafter be released and relieved from any and all further liability and responsibility thereafter accruing hereunder.

9     ASSIGNMENT

      The Escrow Agreement is personal to BAM, holders of B Shares (and any other VIS Shareholders) and the SOED Shareholders and none of their interests nor rights hereunder may be transferred, conveyed or assigned by any of them, whether by operation of law or otherwise without the prior written consent of BAM and the VIS Representative (on behalf of the VIS Shareholders and SOED Shareholders), as the case may be.

10    ARBITRATION

      Save as otherwise set out in this Escrow Agreement regarding the resolution of any dispute, all disputes between BAM and the VIS Representative, relating to the release of the Warranty Escrow Shares, the BAM Warranty Escrow Shares and the Net Equity Escrow Shares and/or the Escrow Agent's rights, obligations, and liabilities arising from or related to this Agreement shall be resolved by mandatory binding expedited arbitration under the International Arbitration Rules of the American Arbitration Association ("AAA") in effect as of the date the request for arbitration is filed (the "Rules") before a single, neutral arbitrator, selected in accordance with the Rules. Each of the parties may initiate such an arbitration pursuant to the Rules. The arbitration shall be held in San Jose. California (such site being herein referred to as the "Forum"). BAM and the VIS Representative and the Escrow Agent will abide by any decision rendered in such arbitration, and that any court having jurisdiction may enforce such a decision. Each of the parties hereto submits to the non-exclusive personal jurisdiction of the courts of the Forum as an appropriate place for compelling arbitration or giving legal confirmation of any arbitration award, and irrevocably waives any objection which it may now or hereafter have to the venue of any such enforcement proceeding brought in any of said courts and any claim of inconvenient forum. Service of process for all arbitration proceedings may be made in accordance with the Rules and shall be deemed effective as provided therein. Notwithstanding the foregoing, in the event that the Escrow Agent is a party to any dispute hereunder such dispute shall be brought in any court of law in the state of New York, USA.

11    GOVERNING LAW

      The Escrow Agreement shall be governed by, and construed in accordance with, the laws of the State of California in the United States of America (save for any matters referred to independent accountants pursuant to clauses 3 or to the Independent Expert pursuant to clause 4, where such matters in dispute shall be governed by, and construed in accordance with, English law). Each party, to the extent permitted by law, knowingly voluntarily and intentionally waives its right to trial by jury in any action or other legal proceeding arising out of or relating to this Escrow Agreement and the transactions contemplated hereby.

12    VIS REPRESENTATIVE

(a) None of the B Shareholders (and any other VIS Shareholders) or the SOED Shareholders shall have any separate and independent right to pursue any claim for breach of the BAM Warranties or in relation to the defense or otherwise of any claim for breach of the warranties, indemnities, covenants and undertakings set out in the VIS Deed of Warranty or the SOED Deed of Warranty or in relation to the agreement or dispute in relation to the March 31 2004 Accounts, Adjusted Closing Net Equity Statement and Post Closing Adjustment and each of the B Shareholders and all other VIS Shareholders and SOED Shareholders unconditionally and irrevocably appoint Alexander Gordon Catto as the VIS Representative and any replacement to the VIS Representative who may be appointed following the date of this Escrow Agreement, in accordance with the terms of this Escrow Agreement, to act on their behalf in respect of all matters relative to this Escrow Agreement.

b) Notwithstanding the foregoing provisions of this Escrow Agreement, the VIS Representative shall act on the reasonable instructions in writing of the holders of 75% of the B Shares and the SOED Shares, with the whole of the B Shares contributing to 50% of such calculation and the whole of the SOED Shares contributing to the other 50% of such calculation, pro rota to the number of B Shares and SOED Shares, as appropriate in each proportion, in relation to any matter which is the subject of a decision of the VIS Representative in and in accordance with this Escrow Agreement subject to and conditional upon the VIS Representative being indemnified and reimbursed for all costs and expenses incurred or to be incurred in complying with such reasonable instructions by such Shareholders or otherwise through adjustment to the number of relevant Escrow Shares in the Warranty Escrow Account and/or the Net Equity Escrow Account, as appropriate, in accordance with this Escrow Agreement.

13    DEFINITIONS

      All definitions in the Offer Document shall have the same meanings in this Escrow Agreement, in addition the following term shall bear the following meaning:

      "BAM Share Fair Market Value" means the average of the closing prices of the BAM Shares on the NASDAQ stock market (or, if the BAM Shares cease trading on the NASDAQ stock market, such other national securities trading market in which primary trading of the BAM Shares occurs) for all the trading days during the 90 day period immediately preceding Completion as notified in writing to the Escrow Agent by BAM and the VIS Representative.

14    NOTICES

      All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by facsimile, electronic mail, or overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      (a)   if to the VIS Representative to:

           Alexander Gordon Catto
           c/o Caimsea Investments Ltd.
           Clarebell House
           5-6 Cork Street
           London WIX 1PB

           Fax: 00 44 (0) 20 7535 3040
           with a copy to:

           McGrigors
           Princes Exchange
           1 Earl Grey Street
           Edinburgh EH3 9AQ

           Attn: Anna Brown
           Fax: 00 44 (0) 131 777 7003

      (b)   if to BAM!. to:

           BAM! Entertainment, Inc.
           333 West Santa Clara St., Suite 716
           San Jose, CA 95113
           Attn: Ray Musci. President
           Fax: (408) 298-9600

           with a copy to:

           Kirkpatrick & Lockhart LLP
           10100 Santa Monica Blvd.
           7th Floor
           Los Angeles, CA 90067
           Attn: Thomas J. Poletti
           Fax: (310) 552-5001

      (c)   if to Escrow Agent, to:

           The Bank of New York
           Insurance Trust and Escrow Unit
           101 Barclay Street, 8W
           New York, New York 10826
           Attn: Sharon Coker
           Fax: (212) 815-5875

15    FINAL AGREEMENTS

      This Agreement is intended by the parities hereto to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by the parties hereto by a duly authorized representative thereof (the VIS Representative being the duly authorised representative of all of the VIS Shareholders and SOED Shareholders).

16    COUNTERPARTS

      This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when executed and delivered shall be an original, but all the counterparts together shall constitute one and the same document. This agreement may be validly exchanged by fax.

17    LIABILITY

      For the avoidance of doubt any liability of individual SOED Shareholders and individual VIS Shareholders under this Agreement shall be limited to the equivalent of their proportion of the Net Equity Escrow Shares or Warranty Escrow Shares, as appropriate, provided that this limitation shall not in any way limit the obligations of the SOED Warrantors and the VIS Warrantors under the SOED Deed of Warranty and the VIS Deed of Warranty respectively.

IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement as of the date herein above set forth.

SIGNATURE OF VIS SHAREHOLDER/SOED SHAREHOLDER


------------------

PLEASE PRINT YOUR NAME IN THE SPACE ABOVE AND THEN SIGN BELOW, IN THE PRESENCE OF A WITNESS

  Signature by individual(s).
  sole or first named
  registered shareholder":

                       Witnessed by:

  1.
     ---------------
                      1. Name:                     Address:
                                                   Signature:
  JOINT HOLDERS:

  2.________________
                      2. Name:__________________   Address:_______________
                         _______________________   Signature:_____________

  3.________________
                      3. Name:__________________   Address:_______________
                         _______________________   Signature:_____________

  4.________________
                      4. Name:__________________   Address:_______________
                         _______________________   Signature:_____________

  Execution by
  corporation:        ___________________________      ___________________
                      Name of Director/Authorised      Signature
                      Signatory

  __________________  ___________________________      ___________________
  Name of Company     Name of Director/Secretary/      Signature
                      Authorised Signatory/witness


* You must have your signature witnessed. You should have your signature witnessed by a person who is over 18 years of age and who is not one of the joint registered holders (if any). The witness should NOT however be a spouse or a member of your immediate family. The witness should also print their full name and home address in the space provided.

                                                        BAM! ENTERTAINMENT, INC.

                                                        By: /s/ RAY MUSCI
                                                           ---------------------
                                                        Name: Ray Musci
                                                        Title: President

                                                        THE BANK OF NEW YORK

                                                        ________________________

                                                        By:_____________________
                                                        Name:___________________
                                                        Title: its President

                                                        VIS REPRESENTATIVE

                                                        By: /s/ [ILLEGIBLE]
                                                           _____________________
                                                        Name:___________________

                                   SCHEDULE 1

                     VIS SHAREHOLDERS AND SOED SHAREHOLDERS

               VIS SHAREHOLDERS                                 SOED SHAREHOLDERS
-----------------------------------------------    ------------------------------------------
3i Group plc                                       Christiann Richard David van der Kuyl
Avanti Capital plc                                 Patrick Burns
Andrew Ayre                                        Peter Baillie
Peter Baillie                                      John Boyle
Bamboo Investments plc                             Alexander Gordon Catto
John Boyle                                         Brendon Clouston
David Brock                                        Coppertop Concepts Limited
James Bryan                                        Lord Catto's Settlement of November 1976
Patrick Bums                                       Noble Grossart Investments Limited
Alexander Gordon Catto                             AB Services
Innes Gordon & Alexander Gordon Catto (as
trustees of Lord Catto's settlement of November
1976)
The Estate of the Late Lord Catto                  David Brock
Paul Chestnutt                                     Paul Chestnutt
Brendon Clouston                                   John Fickling
Kirk M Ewing                                       Five Oceans Foundation
John Fickling                                      Andrew Fraser
Flextech Television Limited                        Jonathan Horne
PF Frew                                            Anthony Kennan
Timothy Gatland                                    Northern Edge Limited
Martin Gibson                                      Carl Openshaw
Robert Graham                                      Linda Reid
Margaret Harrison                                  Ian Cleland Ritchie
Terry Harrison                                     William Martin Ritchie
Terry & Margaret Harrison                          Simon Rogers
T Guy & Stott. Miles Higson                        Scottish Enterprise
Jonathan Horne                                     Julian Summer
Marja Huisman                                      TBI Financial Services Limited
Colin Ingleby-Mackenzic                            The Hamilton Portfolio Investments Limited
James Capel (Nominees) Limited (HSBC)
Anthony Kennan
Kleinwort Benson Limited
Iain Kenneth Lewandowski
M Scott Maxwell
Ran Meinertzhagen
William G Nisen
Noble Grossart Investments Ltd
Michael Noble
Philip Noble
Northern Edge
Carl Openshaw
Eric Reid
Mark Aaron Reid
Jan C Ritchie
Mairi Ritohie
Simon Francis Rogers

Scottish Enterprise
Scottish Equity Partnership
David Semple
TBI Financial Services
TC Nominees (No 1) Limited
David Thomson
Trustees of the Dawn Harrison Interest
in Possession Settlement
Trustees of the Kay Aitkin Interest in Possession
Settlement
Christiaan R D van der Kuyl
Ben Webster
Robert Whitelaw

                                    APPENDIX
      BASIS OF PREPARATION OF MARCH 31 2004 ACCOUNTS, ADJUSTED CLOSING NET
                  EQUITY STATEMENT AND POST CLOSING ADJUSTMENT

1     FURTHER DEFINITIONS

      In this Agreement unless the context otherwise requires:

      "ACCOUNTING STANDARDS" means SSAPs and FRSs adopted and/or issued by the ASB pursuant to section 256, of the 1985 Act;

      "ASB" means Accounting Standard Board Limited (company number 2526824) or such alternative body prescribed by the Secretary of State from time to time pursuant to section 256, of the 1985 Act;

      "MARCH 31 2004 ACCOUNTS" means consolidated financial statements for VIS and its subsidiaries and also including the combined effect of SOED dated as at close of business on March 31 2004 prepared in accordance with accounting principles generally accepted in the United Kingdom consistently applied ("UK GAAP") and on a basis consistent with the methods used to prepare the audited consolidated balance sheet and profit and loss account of VIS and its subsidiaries for the financial year ended on November 30, 2002;

      "ADJUSTED ESTIMATED NET EQUITY" is as defined in section 3(i) of this Appendix

      "ADJUSTED CLOSING NET EQUITY" is as defined in the Adjusted Closing Net Equity Statement defined in clause 3(a) of the Escrow Agreement and as set out in 3(ii) of this Appendix;

      "FRS" means a Financial Reporting Standard issued by the ASB; and

      "SSAP" means a Statement of Standard Accounting Practice adopted by the ASB.

2     GENERAL REQUIREMENTS

      The Company has heretofore delivered to BAM copies of its audited consolidated financial statements, for the year ended November 30, 2002, which have been prepared by the Company and audited by KPMG, together with the unaudited estimated balance sheet for the period ending March 31 2004, (the "Estimated Balance Sheet"), and the related estimated profit and loss and cash flow statement for the period ending March 31, 2004 (collectively, the "VIS FINANCIAL ESTIMATES"). The Company's audited consolidated financial statements for the period ended November 30, 2002 were prepared in accordance with generally accepted accounting principles in the United Kingdom, consistently applied ("UK GAAP") and show a true and fair view of the profits or losses of the Company as at their date. The Company shall use its best endeavours to deliver to BAM the audited consolidated financial statements for the year ended November 30, 2003 of VIS and its subsidiaries ("November 30, 2003 Accounts") within 15 Business Days after the date of Completion.

      Subject to the provisions of paragraphs 3 and 4 of this Appendix, the March 31 2004 Accounts shall be prepared under the historical cost convention and on a basis consistent with the audited consolidated balance sheet and profit and loss account of VIS and its subsidiaries for the financial year ended on November 30, 2002 and also including the combined effect of SOED and, subject as aforesaid in accordance with accounting principles generally accepted in the United Kingdom (including Accounting Standards). The adjustment provisions specified in clause 3 shall take priority over the application of the

      Accounting Standards in relation to the calculation of Adjusted Closing Net Equity and preparation of the March 31 2004 Accounts.

      The Company will engage KPMG, the Company's current auditors, to complete the review of the 31 March, 2004 Accounts required in connection with this transaction and the preparation of the November 30, 2003 Accounts.

3     POST CLOSING ADJUSTMENT

      The "Post Closing Adjustment" shall be:

            (i)   the sum of L1,614,041 ("Adjusted Estimated Net Equity")

            (ii) less, the Adjusted Closing Net Equity amount derived from the March 31 2004 Accounts (the "Adjusted Closing Net Equity").

      The following principles and calculations have been and will be observed in drawing up the March 31 2004 Accounts and Adjusted Closing Net Equity amounts:

       (a) All Sterling amounts have been (and will be) translated at an exchange rate of US$1.83=L1.

       (b) The development costs and related funding for the three principal games under development (Narc, SOE, and Brave) will be accounted for on the same basis as in the audited accounts for the financial year ended on November 30, 2002.

       (c) The Adjusted Estimated Net Equity equals L1,614,041 which was calculated as follows:

           i. the net asset balance sheet account as defined according to UK GAAP and as reported on the Estimated Balance Sheet statement of the Company;

           ii. less: Intangible asset balances for goodwill of L1,575,770, as defined according to UK GAAP and as reported on the Estimated Balance Sheet of the Company;

           iii. less an adjustment for an accrued loss on Brave of L121,000;

           iv.  less an adjustment for accrued interest to SOED of L60,000;

           v.   less an adjustment for deal fees of L100,000;

       (d) The Adjusted Closing Net Equity equal is defined as follows:

           i. the net asset balance sheet amount set out in March 31 2004 Accounts;

           ii.  Less: Intangible asset balances for goodwill;

       (e) Not withstanding anything contained herein to the contrary, the balance sheet accounting treatment of the following items is provided for clarification purposes:

           i. VIS is accounting for its investment in VIS iTV on an equity accounting basis under UK GAAP and this basis will be applied in the March 31 2004 Accounts calculation;

           ii. The Estimated Balance Sheet of VIS does not include any fees and costs related to the Offer in excess of L100,000 and the Adjusted Closing Net Equity will include fees and costs related to the Offer in excess of L100,000;

           iii. The Estimated Balance Sheet of VIS does not include any accrued interest to SOED in excess of L60,000 and the Adjusted Closing Net Equity will include accrued interest to SOED in excess of L60,000;

           iv. The March 31 2004 Accounts of VIS are combined with the balance sheets for SOED and do not exclude any SOED assets or liabilities.

       (f) NO CHANGES IN ACCOUNTING STANDARDS.

           Unless otherwise taken into account in accordance with the preceding provisions of this Appendix, the March 31 2004 Accounts shall be prepared without regard to any changes in Accounting Standards from those applied in the preparation of the audited consolidated accounts of VIS and its subsidiaries for the period ended 30 November, 2002.